            NUMBER                  [Graphic]                 SHARES

          ACCOUNT NO.                                    CUSIP 913 391 108


                          UNIVERSAL CAPITAL GROWTH FUND
                 A SERIES OF UNIVERSAL CAPITAL INVESTMENT TRUST
                        (A Massachusetts Business Trust)
                          Shares of Beneficial Interest
                                                          SEE REVERSE FOR
                                                        CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS A REGISTERED OWNER OF

           FULLY PAID AND NON-ASSESSABLE SHARES (WITHOUT PAR VALUE) OF

________________________ UNIVERSAL CAPITAL GROWTH FUND _________________________

a Series of Shares established and designated under the Agreement and Declaration of Trust of Universal Capital Investment Trust, a Massachusetts business trust (the "Trust"), dated October 18, 1990, as amended from time to time (the "Trust Agreement"). The terms of the Trust Agreement, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, are hereby incorporated by reference as fully as if set forth herein in their entirety. As provided in the Trust Agreement, the beneficial interest in the Trust has been divided in Shares of such Series as may be established and designated from time to time, and the Shares evidenced hereby represent the beneficial interest in an undivided proportionate part of the assets belonging to the above designated Series subject to the liabilities belonging to such Series. Such Series and other Series have the relative rights and preferences set forth in the Trust Agreement and the Trust will furnish to the holder of this certificate upon written request and without charge a statement of such relative rights and preferences. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO REDEMPTION BY THE TRUST pursuant to the procedures that may be determined by the Trustees in accordance with the Trust Agreement. This certificate is issued by the Trustees of Universal Capital Investment Trust no individually but as Trustees under the Trust Agreement, and represents shares of the above designated Series and does not bind any of the Trustees, Shareholders, Officers, Employees or Agents of the Trust personally but only the assets and property of the Trust. Subject to the provisions on the Trust Agreement, the Shares represented by this certificate are transferable upon the books of the Trust by the registered holder hereof in person or by this duly authorized attorney upon surrender of this certificate.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation, this _______________ day of _________________, 199__.


________________________________     [Seal]       ______________________________
               SECRETARY                                         PRESIDENT
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     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they written out in full according to applicable laws or regulations:

          TEN COM   - as tenants in common

          TEN ENT   - as tenants by the entireties

          JT TEN    - as joint tenants with right of survivorship and not as
                      tenants in common

          UNIF GIFT MIN ACT   - _____________Custodian_____________
                                   (Cust)                (Minor)
                                under Uniform Gifts to Minors Act
                                _____________
                                   (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, _________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
/                                    /__________________________________________

________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

______________________________________________________________SHARES REPRESENTED
BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _______________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON
THE BOOKS OF THE WITHIN-NAMED TRUST WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED__________________________


                                            ____________________________________


NOTICE: The signature of this Assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.